Exhibit 3.1

EXECUTION VERSION

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

WF CARD FUNDING, LLC

This Amended and Restated Limited Liability Company Agreement of WF Card Funding, LLC (this “Agreement”), dated as of November 14, 2023, is made by Wells Fargo Bank, National Association, a national banking association (“WFBNA”), as the sole member (the “Member”), and the Board of Directors. Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A attached hereto.

WHEREAS, on February 21, 2020, WF Card Funding, LLC (the “Company”) was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), pursuant to the Certificate of Formation of the Company filed with the Secretary of State of Delaware;

WHEREAS, in connection with the formation of the Company, the Member adopted a limited liability company agreement, dated as of February 21, 2020 (the “Original LLC Agreement”);

WHEREAS, the Indenture referenced in the Original LLC Agreement, which Indenture was to be executed at a future time, provided that U.S. Bank National Association was to be appointed as the Indenture Trustee at such time as such Indenture was executed;

WHEREAS, the Indenture referenced in the Original LLC Agreement has never been executed and, in the intervening period of time, U.S. Bank National Association has transferred its corporate trust business to its affiliate, U.S. Bank Trust Company, National Association;

WHEREAS, the Indenture referenced in this Agreement, which Indenture is to be executed contemporaneously with this Agreement, now provides that U.S. Bank Trust Company, National Association is to be appointed as the Indenture Trustee at such time as such Indenture is executed;

WHEREAS, on the date hereof, the Member is the sole member of the Company; and

WHEREAS, the Member desires to amend and restate the Original LLC Agreement in its entirety to, among other things, correctly identify the Indenture and Indenture Trustee and to update other information due to the passage of time;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Original LLC Agreement in its entirety as follows:

SECTION 1.     NAME.

The name of the limited liability company heretofore formed and continued by this Agreement is WF Card Funding, LLC.

SECTION 2.     PRINCIPAL BUSINESS OFFICE.

The principal business office of the Company shall be located at 550 South Tryon Street, Floor 18, D1086-180, Charlotte, North Carolina 28202-4200, or such other location as may hereafter be determined by the Board.

SECTION 3.     REGISTERED OFFICE.

The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808.

SECTION 4.     REGISTERED AGENT.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808.

SECTION 5.     MEMBERS.

(a)    The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to the Original LLC Agreement.

(b)    Subject to subsection 9(j), the Member may act by written consent.

(c)    Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), each Person acting as an Independent Director pursuant to Section 10, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically shall be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10; provided, however, that the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or any matter relating to, the Company, including the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each Person acting as an Independent Director pursuant to Section 10 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each Person acting as an Independent Director pursuant to Section 10 shall not be a member of the Company.

SECTION 6.     CERTIFICATES.

Jeff D. Blake has been designated, and hereby is confirmed, as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. An Officer, or if required by applicable law, the Member, shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Board may wish the Company to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

SECTION 7.     PURPOSES.

The purpose to be conducted or promoted by the Company is to engage in the following activities:

(a)    (i)(A) to execute and deliver, and to exercise and perform its rights and obligations under or with respect to, the Receivables Purchase Agreement, (B) to purchase or otherwise acquire certain credit card receivables and other related assets (the “Purchased Assets”) from WFBNA and any applicable successor thereto in accordance with the Receivables Purchase Agreement and related transaction documents, (C) to execute and deliver, and to exercise and perform its rights and obligations under, any amendments and supplements to the Receivables Purchase Agreement, including any supplemental conveyances, (D) to engage in any activities necessary, appropriate or convenient in connection with the Receivables Purchase Agreement and the acquisition of the Purchased Assets and (E) to authorize, execute, deliver, exercise and perform any other agreement, notice or document in connection with, relating to or contemplated by the foregoing;

(ii)    to purchase, acquire, own, hold, service, dispose of, endorse, sell, transfer, assign, convey, pledge, grant and finance the Purchased Assets;

(iii)    (A) to execute, deliver, incur debt and other obligations and perform its obligations under the Revolving Credit Agreement, (B) to execute and deliver, and to perform its obligations under, any amendments or supplements to the Revolving Credit Agreement, (C) to engage in any activities necessary, appropriate or convenient in connection with the Revolving Credit Agreement, and (D) to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Revolving Credit Agreement;

(iv)    (A) to execute and deliver, and to exercise and perform its rights and obligations under or with respect to, the Transfer Agreement, (B) to sell or otherwise transfer all or any of the Purchased Assets to the Note Issuing Trust in accordance with the Transfer Agreement, (C) to execute and deliver, and to exercise and perform its rights and obligations under, any amendments or supplements to the Transfer Agreement, (D) to engage in any activities necessary, appropriate or convenient in connection with the Transfer Agreement, and (E) to authorize, execute, deliver, exercise and perform any other agreement, notice or document, in connection with, relating to or contemplated by the foregoing;

(v)    (A) to execute and deliver, and to exercise and perform its rights and obligations under or with respect to the Trust Agreement, in its capacity as beneficiary of the Note Issuing Trust, (B) to make the initial capital contribution contemplated therein, (C) to execute and deliver, and to exercise and perform its rights and obligations under, any amendments or supplements to the Trust Agreement, (D) to engage in any activities necessary, appropriate or convenient in connection with the Trust Agreement, and (E) to authorize, execute, deliver, exercise and perform any other agreement, notice or document, in connection with, relating to or contemplated by the foregoing;

(vi)    (A) to execute and deliver, and to exercise and perform its rights and obligations under or with respect to, any Asset Representations Review Agreement, (B) to execute and deliver, and to exercise and perform its rights and obligations under, any amendments or supplements to any Asset Representations Review Agreement, (C) to engage in any activities necessary, appropriate or convenient in connection with any Asset Representations Review Agreement and (D) to authorize, execute, deliver, exercise and perform any other agreement, notice or document, in connection with, relating to or contemplated by any Asset Representations Review Agreement;

(vii)    to engage in any activities necessary, appropriate or convenient to own, hold, receive, exchange, dispose of, otherwise deal in and exercise all rights, powers, privileges and all other incidents of ownership or possession with respect to all of the Company’s property, including the Purchased Assets, any property which may be acquired by the Company as a result of any distribution in respect of the Purchased Assets, and any property received by the Company as a contribution from the Member;

(viii)    to execute and deliver, and to exercise and perform all of its rights and obligations under or with respect to, the Basic Documents, the Independent Director Agreement and any other documents, agreements or instruments contemplated thereby, and any amendments, restatements, supplements or other modifications thereto;

(ix)    to acquire, hold, enjoy, sell or otherwise transfer and grant rights in all of the rights and privileges of any certificate, interest or other indicia of beneficial ownership issued by the Note Issuing Trust or any similar trust to the Company pursuant to any trust agreement, purchase agreement; servicing agreement, transfer agreement, administration agreement, indenture or other document;

(x)    to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the foregoing purposes (including the execution of any notices or filings with governmental authorities and the execution of any interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements); and

(xi)    to take all other actions necessary to maintain the existence of the Company as a limited liability company in good standing under the laws of the State of Delaware and to qualify the Company to do business as a foreign limited liability company in any jurisdiction in which such qualification, in the opinion of the Board, is required.

(b)    The Company is hereby authorized to execute, deliver and perform, and any Director or Officer on behalf of the Company is hereby authorized to execute, deliver and perform, the Basic Documents, the Independent Director Agreement and all agreements, certificates and other documents contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Director, Officer or other Person, notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Director or Officer to enter into other agreements on behalf of the Company.

SECTION 8.     POWERS.

Subject to subsection 9(j), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

SECTION 9.     MANAGEMENT.

(a)    Board of Directors. Subject to subsection 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board of three Directors designated by the Member. Subject to Section 10, the Member may determine at any time, in its sole and absolute discretion, the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time, in its sole and absolute discretion, upon notice to all Directors and subject in all cases to Section 10. The current number of Directors is three, one of whom is an Independent Director pursuant to Section 10. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. The current Directors designated by the Member are listed on Schedule D attached hereto.

(b)    Powers. Subject to subsection 9(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Sections 7 and 9, the Board of Directors has the authority to bind the Company.

(c)    Meetings of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, mail, electronic mail or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any Director.

(d)    Quorum; Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board, or of any committee designated by the Board, may be taken without a meeting if (i) all members of the Board or such committee, as the case may be, consent thereto in writing and (ii) the writing or writings are filed with the minutes of proceedings of the Board or such committee, as the case may be.

(e)    Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board or such committee by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f)    Committees of Directors. (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)    In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii)    Any such committee, to the extent provided in the resolution of the Board but subject to subsection 9(j) and Section 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Any such committee shall have such names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g)    Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h)    Removal of Directors. Subject to Section 10 and unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

(i)    Directors as Agents. To the extent of their powers set forth in this Agreement and subject to subsection 9(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board, a Director may not bind the Company.

(j)    Limitations on the Company’s Activities. (i) This subsection 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(ii)    The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Director” or Sections 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26, 29, 30 or 31 or Schedule A of this Agreement without the unanimous written consent of the Board (including all Independent Directors). Subject to this subsection 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

(iii)    Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, none of the Member, the Board, any Officer or any other Person shall be authorized or empowered on behalf of the Company to, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Member and the Board (including all

Independent Directors), to take any Material Action, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Director then serving in such capacity.

(iv)    The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company. The Board also shall cause the Company at all times to do the following:

(A)    maintain its own separate office, books and records and bank accounts;

(B)    hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

(C)    have a Board of Directors separate from that of the Member and any other Person; provided, however, that the Board of the Company may be comprised of the same Persons who comprise the board of any Affiliate that is a special-purpose bankruptcy-remote entity;

(D)    file its own tax returns to the extent required under applicable law and to the extent (1) not part of a consolidated group filing or a consolidated return and (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(E)    except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;

(F)    conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(G)    maintain separate financial statements and prepare and maintain its financial records in accordance with applicable generally accepted accounting principles;

(H)    pay its own liabilities only out of its own funds;

(I)    maintain an arm’s-length relationship with the Member and its other Affiliates;

(J)    pay the salaries of its own employees;

(K)    not hold out its credit or assets as being available to satisfy the obligations of others;

(L)    allocate fairly and reasonably any overhead for shared office space;

(M)    use separate stationery, invoices and checks from those of any other Person;

(N)    except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;

(O)    correct any known misunderstanding regarding its separate identity and credit;

(P)    maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(Q)    cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

(R)    not acquire any securities of the Member; and

(S)    cause the Directors, Officers, agents and other representatives of the Company to act with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

Failure of the Company, or the Member or the Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

(v)    So long as any Obligation is outstanding, the Board shall not cause or permit the Company to do any of the following:

(A)    except as contemplated by the Basic Documents, guarantee any obligation of any Affiliate or any other Person;

(B)    engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Basic Documents or this subsection 9(j);

(C)    incur, create or assume any indebtedness other than as contemplated by the Basic Documents;

(D)    make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Basic Documents and may make any advance contemplated by the Basic Documents and permit the same to remain outstanding in accordance therewith;

(E)    engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests, or divide into two or more limited liability companies, other than such activities as are contemplated by the Basic Documents; or

(F)    except as contemplated or permitted by the Basic Documents, form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

SECTION 10.     INDEPENDENT DIRECTOR.

The Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in subsection 9(j)(iii). Except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Member and the Company’s creditors solely to the extent of their respective economic interests in the Company but excluding (i) all other interests of the Member, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Independent Directors shall not have any fiduciary duties to the Member or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement as required by subsection 5(c). In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

SECTION 11.     OFFICERS.

(a)    Officers. The Officers of the Company shall be designated by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Additional or successor Officers of the Company shall be chosen by the Board. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

(b)    President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except (i) where required or permitted by law or this Agreement to be otherwise executed, including by subsection 7(b), (ii) where execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in subsection 11(c).

(c)    Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or if there be more than one, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d)    Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, if any (or if there be more than one, the Assistant Secretaries in the order designated by the Board, or in the absence of any designation, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e)    Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, if any (or if there be more than one, the Assistant Treasurers in the order designated by the Board, or in the absence of any designation, then in order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(f)    Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to subsection 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g)    Duties of the Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

SECTION 12.     LIMITED LIABILITY.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members nor any Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Director or Officer of the Company.

SECTION 13.     CAPITAL CONTRIBUTIONS.

The Member has made a capital contribution to the Company. In accordance with subsection 5(c), the Special Members shall not be required to make any capital contributions to the Company.

SECTION 14.     ADDITIONAL CONTRIBUTIONS.

The Member is not required to make any additional capital contribution to the Company. However, subject to subsection 9(j), the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. The provisions of this Agreement, including this Section 14, are intended to benefit the Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement), and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

SECTION 15.     ALLOCATION OF PROFITS AND LOSSES.

The Company’s profits and losses shall be allocated to the Member.

SECTION 16.     DISTRIBUTIONS.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.

SECTION 17.     BOOKS AND RECORDS.

The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company’s books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Board. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Board.

SECTION 18.     REPORTS.

(a)    Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

  (i)    unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

 (ii)    unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

(b)    The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

  (i)    a balance sheet of the Company;

 (ii)    an income statement of the Company for such fiscal year; and

(iii)    a statement of the Member’s capital account.

(c)    The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

SECTION 19.     OTHER BUSINESS.

Notwithstanding any duty otherwise existing at law or in equity, the Member, the Special Members and any Officer, Director, employee or agent of the Company and any Affiliate of the Member or the Special Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, and the Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

SECTION 20.     EXCULPATION AND INDEMNIFICATION.

(a)    To the fullest extent permitted by applicable law, none of the Member, the Special Members, or any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Members (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)    To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c)    To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d)    A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the

Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets or liabilities of the Company, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)    The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company or its members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

(f)    The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

SECTION 21.     ASSIGNMENTS.

The Member may assign in whole or in part its limited liability company interest in the Company; provided, however, the Member shall not Transfer its limited liability company interest in the Company without (i) delivering to WFBNA a legal opinion of nationally recognized tax counsel generally to the effect that such transaction will not adversely affect the federal income tax status of the Note Issuing Trust, adversely affect the federal income tax characterization of any outstanding debt issued by such trust, or cause a taxable event with respect to any such debt for federal income tax purposes, and (ii) at any time following execution of the Indenture, satisfaction of the Rating Agency Condition. Subject to Section 23, the transferee of a limited liability company interest in the Company shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement, and the Company shall continue without dissolution.

SECTION 22.     RESIGNATION.

So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

SECTION 23.     ADMISSION OF ADDITIONAL MEMBERS.

One or more additional Members of the Company may be admitted to the Company upon (i) obtaining the written consent of the Member, and (ii) delivering to WFBNA a legal opinion of nationally recognized tax counsel generally to the effect that such admission will not adversely affect the federal income tax status of the Note Issuing Trust, adversely affect the federal income tax characterization of any outstanding debt issued by such trusts, or cause a taxable event with respect to any such debt for federal income tax purposes.

SECTION 24.     DISSOLUTION.

(a)    The Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b)    Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company, and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)    Notwithstanding any other provision of this Agreement, each of the Member and the Special Members waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

(d)    In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e)    The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

SECTION 25.     WAIVER OF PARTITION; NATURE OF INTEREST.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

SECTION 26.     BENEFITS OF AGREEMENT; NO THIRD-PARTY RIGHTS.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons but only to the extent set forth in Section 20) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Covered Persons but only to the extent set forth in Section 20).

SECTION 27.     SEVERABILITY OF PROVISIONS.

Each provision of this Agreement shall be considered severable, and if for any reason any provision herein is determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

SECTION 28.     ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

SECTION 29.     BINDING AGREEMENT.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms.

SECTION 30.     GOVERNING LAW.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

SECTION 31.     AMENDMENTS.

Subject to subsection 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. At any time following execution of the Indenture and notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended, unless the Rating Agency Condition is satisfied, except (i) to cure any ambiguity or (ii) to change or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

SECTION 32.     COUNTERPARTS.

This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery by electronic transmission of an executed counterpart of a signature page to this Agreement and each other document delivered in accordance with, or pursuant to the terms hereof, shall be effective as delivery of an original executed counterpart of this Agreement and such other document. Any party hereto may also require that any such documents and signatures delivered by electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by electronic transmission.

SECTION 33.     NOTICES.

All notices and other communications under this Agreement must be in writing and will be considered effective when delivered (or in the case of electronic transmission, when received) by hand, by courier, by overnight delivery service, or by certified mail, return receipt requested and postage prepaid, or sent by electronic transmission:

(a)	in the case of WFBNA, as the Servicer, to:

Wells Fargo Bank, National Association

550 South Tryon Street

Charlotte, North Carolina 28202

Attention: Corporate Treasury Securitization Director

Phone Number: (704) 410-1327

E-mail: WFCITServicer@wellsfargo.com

With a copy to:

Wells Fargo Legal Department

401 South Tryon Street, 26th Floor

Charlotte, North Carolina 28202-4200

MAC D1050-266

Attn: Jeff Blake, Esq.

E-mail: jeff.blake@wellsfargo.com

(b)	in the case of Note Issuing Trust, to:

WF Card Issuance Trust

c/o Wilmington Trust, National Association, as owner trustee

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Capital Markets

Phone Number: (302) 636-6000

E-mail: jluce@wilmingtontrust.com

(c)	in the case of the Indenture Trustee, to:

U.S. Bank Trust Company, National Association

One Federal Street

3rd Floor

Boston, Massachusetts 02110

Attn: WF Card Issuance Trust

Phone Number: 617-603-6888

E-mail: kevin.blanchard@usbank.com

Any of these entities may designate a different address in a written notice to the others under this Section 33.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

MEMBER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kristine Kinzle
	Name:	Kristine Kinzle
	Title:	Executive Director

[Signature Page to Amended and Restated Limited Liability Company Agreement]

DIRECTORS:

/s/ Bryant Owens
Name: Bryant Owens

/s/ Kristine Kinzle
Name: Kristine Kinzle

/s/ Orlando Figueroa
Name: Orlando Figueroa
(Independent Director)

[Signature Page to Amended and Restated Limited Liability Company Agreement]

SCHEDULE A

DEFINITIONS

A.    Definitions. The following terms, when capitalized in this Agreement, shall have the following meanings:

“Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time.

“Administrative Services Agreement” means the Administrative Services and Premises Agreement to be entered into by and between the Company and WFBNA, as amended, restated, supplemented or otherwise modified from time to time.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, such Person.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Asset Representations Review Agreement” means any agreement by and between the WFBNA, as servicer, the Company, as transferor, and a third party, as asset representations reviewer, as may be entered into, amended, restated, or otherwise modified from time to time pursuant to the Transfer Agreement.

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, or acquiesces in or joins in any involuntary petition filed against it, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Documents” means the Administrative Services Agreement, the Transfer Agreement, the Revolving Credit Agreement, the Receivables Purchase Agreement, the Servicing Agreement, the Transfer Agreement, the Indenture, the Trust Agreement, any Asset Representations Review Agreement, and all documents and certificates contemplated thereby or delivered in connection therewith and any amendments, supplements or joinders thereto.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on February 21, 2020, as amended or restated from time to time.

“Company” means WF Card Funding, LLC, a Delaware limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in subsection 20(a).

“Directors” means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Directors, in their capacity as managers of the Company. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(12) of the Act.

“Indenture” means the Indenture to be entered into by and among the Note Issuing Trust, U.S. Bank Trust Company, National Association, as Indenture Trustee and as note registrar, and U.S. Bank National Association, as bank, as amended, restated, supplemented or otherwise modified from time to time.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America.

“Independent Director” means a natural person who is an employee of any nationally recognized corporate services provider, which includes any nationally recognized entity that provides, in the ordinary course of its respective business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not (i) an employee, officer, director, partner or stock or other equity holder of the Company or any of its Affiliates (other than his or her service as an Independent Director of the Company or of an Affiliate of the Company that is a special-purpose bankruptcy-remote entity); (ii) a material creditor, customer or supplier of the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii).

“Independent Director Agreement” means the letter agreement, dated January 21, 2020, made by Citadel SPV (USA) LLC and accepted by the Company, as amended, supplemented and otherwise modified from time to time.

“Management Agreement” means the agreement of the Directors in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

“Material Action” means any action to do the following:

(i)    consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company (except as contemplated by the Basic Documents);

(ii)    (A) file a voluntary bankruptcy petition or any other petition or commence a proceeding (I) to take advantage of any bankruptcy, insolvency, or similar law with respect to the Company or (II) for the appointment of a trustee, conservator, receiver, or similar official for or relating to the Company or all or substantially all of its property, (B) consent or fail to object to any such petition filed or proceeding commenced against or with respect to the Company or all or substantially all of its property, (C) admit in writing the Company’s inability to pay its debts generally as they become due, (D) make an assignment for the benefit of the Company’s creditors, (E) voluntarily suspend payment of the Company’s obligations, or (F) take any action in furtherance of any of the foregoing;

(iii)    to the fullest extent permitted by law, dissolve or liquidate the Company; or

(iv)    divide into two or more limited liability companies.

“Member” means Wells Fargo Bank, National Association, a national banking association, as the equity member of the Company, and includes any Person admitted as an additional equity member of the Company or a substitute equity member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Members.

“Note Issuing Trust” means the WF Card Issuance Trust, a Delaware statutory trust, together with its successors and assigns.

“Note Rating Agency” has the meaning set forth in the Indenture.

“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Basic Documents or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 11.

“Original LLC Agreement” means the Limited Liability Company Agreement of WF Card Funding, LLC, dated as of February 21, 2020, made by WFBNA, as the sole member.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization or entity, whether or not a legal entity, and any governmental authority.

“Purchased Assets” has the meaning set forth in subsection 7(a)(i).

“Rating Agency Condition” means that each Note Rating Agency shall have notified the Company and the Member in writing that any proposed assignment of any limited liability company interest in the Company pursuant to Section 21 or any amendment to this Agreement pursuant to Section 31, as applicable, will not result in a reduction or withdrawal of the rating of any outstanding securities issued by the Note Issuing Trust to which it is a Note Rating Agency.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement to be entered into by and between WFBNA and the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Revolving Credit Agreement” means the Revolving Credit Agreement to be entered into by and between WFBNA and the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Servicing Agreement” means the Servicing Agreement to be entered into by and between WFBNA, the Note Issuing Trust and the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to subsection 5(c), a person acting as Independent Director, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Transfer” shall mean sell, assign, participate, pledge, hypothecate, rehypothecate, exchange, dispose of or otherwise convey, grant a security interest in, or transfer in any other manner.

“Transfer Agreement” means the Transfer Agreement to be entered into by and between the Company and the Note Issuing Trust, as amended, restated, supplemented or otherwise modified from time to time.

“Trust Agreement” means the Amended and Restated Trust Agreement of WF Card Issuance Trust to be entered into by and between the Company, as beneficiary and as transferor,

and Wilmington Trust, National Association, a Delaware banking corporation, as owner trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“WFBNA” means Wells Fargo Bank, National Association, a national banking association, together with its successors and assigns.

B.    Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B

MEMBER

NAME	MAILING ADDRESS	LIMITED LIABILITY COMPANY INTEREST
Wells Fargo Bank, National Association	550 South Tryon Street Charlotte, North Carolina 28202 Attention: Corporate Treasury Securitization Director	100%

SCHEDULE C

MANAGEMENT AGREEMENT

[date]

WF Card Funding, LLC

550 South Tryon Street, Floor 18

D1086-180

Charlotte, North Carolina 28202

Attention: Corporate Treasury Securitization Director

Re:                Management Agreement – WF Card Funding, LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as Directors of WF Card Funding, LLC, a Delaware limited liability company (the “Company”), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”), hereby agree as follows:

1.    Each of the undersigned accepts such Person’s rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as a Director is designated or until such Person’s resignation or removal as a Director in accordance with the LLC Agreement is effective. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2.    So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, that at no time shall it commence, or join in commencing, an involuntary bankruptcy case or other insolvency or similar proceeding under the laws of any jurisdiction against the Company.

3.    THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the date first above written.

SCHEDULE D

DIRECTORS

1.    Bryant Owens

2.    Kristine Kinzle

3.    Orlando Figueroa (independent)